EXHIBIT 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Environmental Power Corporation		The Equity Group Inc.

Kam Tejwani		Devin Sullivan
President and Chief Executive Officer		(212) 836-9608
(603) 431-1780		dsullivan@equityny.com
ktejwani@environmentalpower.com		Adam Prior
(212) 836-9606
aprior@equityny.com

FOR IMMEDIATE RELEASE

ENVIRONMENTAL POWER CORPORATION AND MICROGY FINANCIAL SERVICES SUBSIDIARY EXECUTE MANDATE LETTER WITH COBANK, ACB TO SEEK PROJECT DEBT FINANCING

Portsmouth, NH, April 11, 2005 – Environmental Power Corporation (AMEX: EPG) today announced that it and its subsidiary, Microgy Financial Services, Inc. (“MFS”), had executed a mandate letter, accompanied by a summary of proposed terms and conditions (the “Mandate Letter”) with CoBank, ACB (the “Bank”) pursuant to which the Bank will act as lead arranger to endeavor to arrange up to $31,500,000 of limited recourse debt financing (the “Credit Facility”) to be used to partially fund the construction of up to 32 special purpose anaerobic digester facilities intended to produce biogas for sale to Dairyland Power Cooperative. The Mandate Letter does not constitute a commitment to lend or to provide any other financing. The Credit Facility is subject to numerous conditions and uncertainties, including the negotiation and execution of definitive documentation relating thereto, and the Bank may not be successful in arranging the Credit Facility.

Securities, if any, which may be offered in connection with the Credit Facility will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction.

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy Cogeneration Systems, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

Environmental Power Corporation

April 11, 2005

ABOUT COBANK

As Rural America’s Cooperative Bank with approximately $31 billion in assets, CoBank specializes in providing financial solutions and leasing services to cooperatives, agribusinesses, Farm Credit associations, and rural communications, energy and water companies. The Bank also finances agricultural exports and is the owner of Farm Credit Leasing Services Corporation. CoBank has a national office in Denver, additional offices across the U.S. and two international representative offices. CoBank is part of the $125-billion U.S. Farm Credit System. Additional information about the Bank is available at www.cobank.com.

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects and for other matters, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, including those relating to competing products and technologies, risks relating to managing and integrating acquired businesses, unpredictable developments, including plant outages and repair requirements, the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with our projects, uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

### #### ###